UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2017

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Lynbrook, New York 11563
(Address of Principal Executive Offices)

(516) 256-8143
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant's Certifying Accountant.

On December 28, 2017, Janel Corporation (the "Company") dismissed Paritz & Company, P.A. ("Paritz") as the Company's independent registered public accounting firm. The decision to change the Company's independent registered public accounting firm was recommended and approved by the Audit Committee (the "Audit Committee") of the Company's Board of Directors (the "Board"), and which action was ratified by the Board.

The audit reports of Paritz on the consolidated financial statements of the Company for each of the two most recent fiscal years, specifically the fiscal years ended September 30, 2016 and September 30, 2017, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years, specifically the fiscal years ending September 30, 2016 and September 30, 2017, (i) there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Paritz's satisfaction, would have caused Paritz to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Paritz with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the "SEC"). A copy of Paritz's letter dated January 4, 2018 addressed to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this report.

On January 4, 2018, the Company, upon the approval of the Audit Committee, engaged Crowe Horwath LLP ("Crowe Horwath") as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2018.

During the two most recent fiscal years, specifically the fiscal years ended September 30, 2016 and September 30, 2017, neither the Company nor anyone on its behalf consulted Crowe Horwath regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Crowe Horwath concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement", as defined in Regulation S-K Item 304(a)(1)(iv), or a "reportable event", as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board, upon the recommendation of its Nominating and Corporate Governance Committee, has appointed Gregory J. Melsen to the Board, effective January 2, 2018.

Mr. Melsen will be entitled to compensation under the Company's compensation policy for non-employee directors. There are no arrangements or understandings between Mr. Melsen and any other person pursuant to which Mr. Melsen was appointed as a director. There are no transactions in which Mr. Melsen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Board has not yet made a determination as to Mr. Melsen's independence and has not yet appointed Mr. Melsen to any of its committees.

2

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
16.1	Letter, dated January 4, 2018, from Paritz & Company, P.A.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: January 4, 2018	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer

4